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                                                                    EXHIBIT 99.1


               ORGANOGENESIS OFFERING SHARES OF ITS COMMON STOCK

CANTON, MA, MAY 8, 2001 -- Organogenesis Inc. (AMEX: ORG) today announced that it has entered into an underwriting agreement with UBS Warburg LLC, as underwriter, providing that on any trading day during the next two years, the Company may elect to issue and sell to the underwriter a number of shares of common stock that is not less than 5% and not more than 25% of the average trading volume of the common stock on the American Stock Exchange for the previous five days, up to an aggregate of 1,900,000 shares. The sale price of the shares to the underwriter will be the volume-weighted average price per share at which shares of the Common Stock trade on the American Stock Exchange during regular trading hours on each purchase date less underwriter's commissions.

Copies of the prospectus and prospectus supplement relating to the offering may be obtained from UBS Warburg LLC, 677 Washington Blvd., Stamford, CT 06901.

Organogenesis Inc. (www.organogenesis.com) is the only tissue-engineering company to have developed and gained FDA marketing approval for a mass-produced product containing living human cells. The Company's lead product Apligraf(TM) -
- a cellular, bi-layered skin substitute -- is marketed for the treatment of venous leg ulcers and diabetic foot ulcers; Novartis Pharma AG has global Apligraf marketing rights.

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH FORWARD LOOKING STATEMENTS ARE DESCRIBED IN FILINGS MADE BY ORGANOGENESIS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO THE FACTORS DESCRIBED IN ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000.

Apligraf(TM) is a registered trademark of Novartis.